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                                                                    Exhibit 99.1

                                                                    News Release

                TRANSWITCH CORPORATION ANNOUNCES ACQUISITION OF
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                             HORIZON SEMICONDUCTORS
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    Acquisition Expands TranSwitch's Built-in Self Test (BIST) Capabilities

(Shelton, CT) February 20, 2001 - TranSwitch Corporation (NASDAQ:TXCC) today announced the acquisition of privately held Horizon Semiconductors, Inc., a specialized design for test and diagnostics engineering service company, in a transaction that will be accounted for as a purchase. In connection with the acquisition, TranSwitch issued 43,507 shares of its common stock, a portion of which will be released upon the attainment of certain goals, and paid approximately $454,000 in cash. Horizon will operate as a wholly owned subsidiary of TranSwitch. Horizon's team will be relocated to TranSwitch's Boston Design Center in Stoneham, Massachusetts.

Horizon brings to TranSwitch a highly skilled staff of engineers with extensive design expertise in built-in self-test (BIST) of large, complex ASIC and VLSI semiconductor devices. "The Horizon team is excited and is looking forward to joining forces with TranSwitch, a world leader in the communications semiconductor industry," stated Zahi Abuhamdeh, President and CEO of Horizon.

Horizon's design for test (DFT) expertise will be utilized to support the product development efforts going on in all of the design centers TranSwitch has in North America, Europe and Asia. "This acquisition is one more critical step towards strengthening our position as a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions - Connectivity Engines(TM)- to original equipment manufacturers who serve three fast-growing end-markets: the worldwide public network infrastructure, the Internet infrastructure, and corporate wide area networks (WANs).

We welcome Horizon to our team and look forward to expanding our development efforts and technology capabilities with the talent pool available in Horizon," stated Dr. Santanu Das, President and CEO of TranSwitch Corporation.
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TRANSWITCH CORPORATION ANNOUNCES ACQUISITION OF HORIZON - CONTINUED


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ABOUT TRANSWITCH CORPORATION:

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions - Connectivity Engines (TM)- to original equipment manufacturers who serve three fast-growing end-markets: the worldwide public network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks
(WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch is ISO 9001 registered. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch's home page at the World Wide Web site - http://www.transwitch.com.

ABOUT HORIZON SEMICONDUCTORS, INC.

Horizon Semiconductors, Inc. headquartered in Newton, Massachusetts, is a specialized design for test and diagnostics engineering service. Since its inception 4 years ago, Horizon has engaged in pioneering deployments of state-of-the-art manufacturing tests and self-diagnostics of very large, high performance ASICs. Horizon's partnerships have included several fortune 100 companies and TranSwitch Corporation.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, risks of dependence on third-party VLSI fabrication facilities, intellectual property rights and litigation, risks in connection with the integration of acquired businesses, risks in technology development and commercialization, risks in product development and market acceptance of and demand for TranSwitch's products, risks of downturns in economic conditions generally, and in the telecommunications and data communications markets and the semiconductor industry specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

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TranSwitch is a registered trademark of TranSwitch Corporation.

FOR MORE INFORMATION CONTACT:

Mary Lombardo                                   Zahi Abuhamdeh
TranSwitch Corporation                          Horizon Semiconductors, Inc.
Email:  mary@txc.com                            Phone: (617) 244-1600 Ext. 201
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Phone:  (203) 929-8810 Ext. 2254
Fax:  (203) 926-9453
www.transwitch.com
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